                                                       Exhibit 10.15
                                                       to Form 10-K


               AGREEMENT      Agreement#__________________

PARTIES:  OLSSON INDUSTRIAL ELELECTRIC, INC.        "Contractor"
          P.O. Box 70413
          Eugene, Oregon 97401
       And
          Synthetech, Inc.
          1290 Industrial Way
          Albany,  OR  97321
"OWNER"

1.   SCOPE OF WORK:   CONTRACTOR agrees to furnish al
supervision, tools, equipment, labor and materials necessary to fully complete the following project in a workmanlike manner, within the times and in accordance with the drawings and documents specified below and the scope of work contained in CONTRACTOR'S letter to OWNER dated October 13, 1998.

     (a) Drawings and Documents:  Furnished by Owner; see
         attached specification/drawing list. cbw
     (b) Begin work:   12-21-98  Complete work: 2-28-99
     (c) Description of Project:  Chemical Storage Expansion Project

2. PAYMENT. Owner agrees to pay CONTRACTOR compensation based on published labor rates and material markup as follows:

     COMPENSATION CATEGORY               METHOD
     ---------------------               ------
A.   Contractor owned rental equipment       At "best" published price
B.   Third party rental equipment            Actual Invoice plus 10%
C.   Small tools valued at $750 or less      No charge, included in labor rates
D.   Materials that become part of the
     installation                            Actual invoice amount plus 10%
E.   Subcontractors                          Actual invoice amount plus 10%
F.   Hourly wages                            $ per attached rate schedule
G.   Subsistence                             $ None

3. INDEMNITY. Each party agrees to defend, indemnify and save harmless the other party and its agents and employees against any and all uninsured loss, damage, liability, claims demands or costs (including attorneys fees) resulting from injury or harm to persons or property (including without limitation, the indemnifying parties agents, employees or property) arising out of or in any way connected with the acts or omissions or breach of this Agreement by the indemnifying party and its employees and agents except for injuries or harm caused in substantial part by the indemnified party or its employees or agents.

4. INSURANCE. Prior to commencement of work, CONTRACTOR shall obtain and maintain in lull force and effect during the term hereof, at Contractor's sole expense the following insurance coverage upon CONTRACTOR'S operations hereunder.
     (a) Comprehensive General Liability, including contractual, XCU, products and completed operations with minimum limits of $500,000 per person and $1,000,000 per occurrence bodily injury and $500,000 property damage or combined single limit of $1,000,000.
     (b) Comprehensive Automobile Liability covering owned, hired and non-owned vehicles with minimum limits of $500,000 per person and $1,000,000 per occurrence the bodily injury and $500,000 properly damage or

AGREEMENT - PAGE 1 OF 2
combined single limit of $1,000,000.

     (c) Worker's Compensation insurance as required by law, including Employer's Liability.

OWNER shall be designated as an additional insured under the policies described in (a) and (b) above if OWNER requests in writing. CONTRACTOR shall furnish OWNER with Certificates of Insurance evidencing compliance herewith upon request CONTRACTOR shall obtain an endorsement, if requested by OWNER, requiring thirty (30) days written notice prier to any material change of coverage or cancellation or termination of coverage

5. CHANGE ORDERS. OWNER may increase, decrease or alter work to be done and materials furnished hereunder with CONTRACTORS prior written consent. Any changes and the adjustment of the fixed fee resulting from the change shall be agreed to in writing prior to performance of the changed scope of work. See Addendum. cbw

6. WARRANTY. All work and materials furnished hereunder shall meet the requirements of section I above. CONTRACTOR shall repair or replace, at CONTRACTOR'S expense any material furnished by CONTRACTOR which fails to meet the requirements of section I if the defect or non conformity is reported to CONTRACTOR in writing within one year after final payment. CONTRACTOR MAKES NO OTHER WARRANTY EITHER EXPRESS OR IMPLIED AND NO WARRANTY OF MERCANTABILITY OR SUITABILITY FOR ANY PARTICULAR PURPOSE. CONTRACTOR SHALL, NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

7. COMPLIANCE AND INTERFERENCE. CONTRACTOR shall comply with all public laws, ordinances, and requirements respecting the work, obtain all required permits. All work shall be done in a manner which minimizes interference with OWNERS ongoing operation to the extent CONTRACTOR can reasonably do so.

8. DISPUTES. All disputes between the parties arising out of or related to this Agreement or the work described in section I shall be resolved by arbitration in accordance with the rules of the American Arbitration Association unless joinder of a third party is necessary for a complete resolution of all issues in dispute, in that case either party may resort to litigation to resolve such dispute so long as the third party is joined in such litigation. Any arbitration award shall be final and binding and may be registered as a final Judgment in any court with jurisdiction. Arbitration off trial litigation shall be in Lane County Oregon. The prevailing party us any arbitration or litigation shall be awarded such parties attorney's fees, cost and all expanses incurred therein and in any appeal therefrom and in enforcing and collecting any judgment or award.

     DATED this     10th day of December, 1998

CONTRACTOR :                            OWNER:
                                                  Synthetech, Inc.
By:  Elliot Olsson                           By:  Charles B. Williams
Title:   President                           Title:  VP & CFO


AGREEMENT PAGE 2 OF 2

                          Olsson Industrial Electric

1919 LAURA                                             P.O.Box 70413
SPRINGFIELD, OREGON 97477                              EUGENE,OREGON 97401
(541) 747-8460                                         FAX (541) 747-4846

October 13, 1998

Synthetech Inc.
1290 Industrial Way
Albany, Oregon 97321

Attention:     Mitch McVay

Subject: Chemical Storage Expansion Project Phase II - Electrical.

Dear Sir:

In response to your request and in accordance with Drawings and Specifications received, we are pleased to offer our estimate for the subject project.

Olsson Industrial Electric would like to note the following clarifications to the bidding documents:

     1.   All excavation, backfill, and overlay will be furnished by others.

     2. Included in this estimate, but not in the bidding documents is a temporary service for construction trailer use.

     3.   Conduit related to lighting in the Chemical Storage
          Building is EMT. All other conduit related to this project will be GRC.

     4.   Provisions for the (6) Crouse Hinds EVP Series
          Fixtureshave been included in this proposal.
          Installation and wiring of these fixtures have not been included in this proposal.

Our estimate for the above described electrical installation is Sixty Nine Thousand, Eight Hundred Ten and no/100 Dollars,
($69,810.00).

We would like to thank you for the opportunity of offering this proposal and look forward to hearing from you whenever we may be of service.

Sincerely,
Olsson Industrial Electric, Inc.



Ike Olsson



synthe8.ike

                          Synthetech, Inc.

       Peptide Building Blocks       Specialty Amino Acids



     December 23,1998


     Olsson Industrial Electric
     P.O. Box 70413
     Eugene, Or. 97401

     Attn. : Ike Olsson

     Dear Ike:

     Re: Contract Addendum's


     The  following  contract addendum's apply  to  the  Chemical
Storage Expansion Project which includes a new bulk tank farm and chemical storage warehouse.

     Section 1. - Scope of Work

      - Refer to the Industrial Design Corporation (IDC) `Technical Specifications' dated September 29, 1998 for the applicable electrical specifications (Table of Contents Attached) .

      - Refer to the attached list of Drawings provided by IDC for the project.

     Section 5. - Change Orders

      - Changes Orders require written authorization by the Owner prior to starting the work. A written cost estimate of the `Change Order' work shall be given to the Owner within three working days of the work commencing or the final cost is subject to negotiation.


     Respectfully,



     Mitchell R. McVay
     Director of Engineering


     cc : Charlie Williams - CFO Synthetech, Inc.

                          SECTION 00075

                        TABLE OF CONTENTS

          Specifications                            Rev.      Date
          --------------                            ----      ----
DIVISION 01         GENERAL REQUIRMENTS
01110               Summary of Work                  0      September 28, 1998

DIVISION 13         INSTRUMENTATION AND CONTROLS
13850               Life Safety Systems              0      September 28, 1998
13851               Fire Alarm and Smoke Detection
                    Systems                          0      September 28, 1998
13854               Gas Detection Equipment          0      September 28, 1998
13930               Automatic Sprinkler Systems      0      September 28, 1998
13955               Deluge Foam-Water Fire
                    Extinguishing System             0      September 28, 1998

DIVISION 15         MECHANICAL
15050               Basic Mechanical Requirements    0      September 28, 1998
15190               Mechanical Identification        0      September 28, 1998
15335               CO2 Fire Suppression System      0      September 28, 1998

DIVISION 16         ELECTRICAL
16010               Basic Electrical Requirements    0      September 28, 1998
16011               Basic Electrical Construction
                    Materials and Methods            0      September 28, 1998

                         END OF SECTION






5151 PM                                                     September 29, 1998

SECTION 00075                                          Issued for Construction
TABLE OF CONTENTS
                                                                        Rev. 0

9.1.5 The Drawings are as follows and are dated 9/25/98 unless a different date is shown below (either list the Drawings here or refer to an exhibit attached to this Agreement:)

Number                             Title                          Date

STC-0001                 Cover Sheet and Legend
STC-0701                 Underground Utilities
STC-0702                 Grading and Site Surfaces
STC-7601                 Details
STS-0000                 Legend and Notes
STS-1-0-                 Foundation Plan
STS-2-0-                 Framing Plan
STS-7600                 Concrete Details
STS-7601                 Conc/Steel Details
STS-7602                 Conc/Steel Details                      9/28/98
STA-1-0-                 Floor Plan
STA-2-0-                 Roof Plan
STA-7400                 Elevations and Sections
STA-7600                 Chemical Storage Details
STE-0000                 Electrical Legend
STE-7600                 Electrical Details
STEL 1-0-                Electrical Lighting Plan
Step 1-0-                Power Plan
STM-1-0-                 HVAC Plan
STMP 1-0-                Piping Plan
STLS 1-0-                Floor Plan


9.1.6  The addenda, if any, are as follows:

Number                             Date                       Pages

N/A



Portions of addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 9


AIA DOCUMENT A101 - OWNER-CONTRACTOR AGREEMENT-TWELFTH EDITION-AIA

                         Olsson Industrial Electric

1919 LAURA                                             P.O.Box 70413
SPRINGFIELD, OREGON 97477                              EUGENE, OREGON 97401
(541) 747-8460                                         FAX (541) 747-4846


December 10, 1998

Synthetech Inc.
1290 Industrial Way
Albany, Oregon 97321

Attention:     Mitch McVay

Subject: 1999 Labor Rates

Dear Mitch:

Following are hourly labor rates that will apply to time and material projects for you during 1999:

     Straight Time
     -------------
     SUPERINTENDENT           61.00
     GENERAL FOREMAN          56.00
     FOREMAN                  52.00
     JOURNEYMAN               46.00
     8TH STAGE APPRENTICE     37.00
     4TH STAGE APPRENTICE     29.00

     Overtime
     --------
     SUPERINTENDENT           90.00
     GENERAL FOREMAN          82.00
     FOREMAN                  77.00
     JOURNEYMAN               67.00
     8TH STAGE APPRENTICE     55.00
     4TH STAGE APPRENTICE     42.00

We are enclosing our executed agreement along with Ike's letter dated October 13 1998 for the Chemical Storage Expansion Project.

Please let me know if you have any questions.

Sincerely,

Olsson Industrial Electric, Inc.



Elliott (Ole) T. Olsson



Synthe1.ole